             EXHIBIT 99

Name and Address of Reporting Person:

Garry K. McGuire

211 Mt. Airy Road

Basking Ridge, New Jersey 07920

Issuer Name and Ticker Symbol:

Avaya Inc. [AV]

Date of Earliest Transaction Required to be Reported:

01/03/2005

On January 3, 2005, pursuant to a Rule 10b5-1 plan previously entered into by the reporting person, 30,000 stock options held by the reporting person were exercised and the underlying shares were sold throughout the day at prices ranging from $16.93 to $17.37 per share.  Set forth below is the list of sales that occurred along with the corresponding selling prices:

Qty Price

2200 17.02

400 17.08

1000 17.07

200 17.30

300 17.33

100 17.32

400 17.35

300 17.36

400 17.34

200 17.37

300 17.27

200 17.28

500 17.29

100 17.26

1200 17.22

100 17.23

100 17.25

100 17.24

800 17.20

300 17.21

500 17.10

1000 17.09

1300 17.11

2100 17.14

800 17.19

100 17.06

700 17.17

1000 17.16

1500 17.18

1400 17.13

2000 17.15

800 17.12

1000 17.04

800 17.03

2200 17.01

1000 17.00

1000 17.05

300 16.98

200 16.97

600 16.99

400 16.96

100 16.93